Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 05:09 PM 11/14/2011 FILED 05:02 PM 11/14/2011 SRV 111194867 – 5065305 FILE

CERTIFICATE OF INCORPORATION

OF

TRINSEO MATERIALS FINANCE, INC.

ARTICLE ONE

The name of the corporation is Trinseo Materials Finance, Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of one cent ($0.01) per share.

ARTICLE FIVE

The name and mailing address of the incorporator is as follows:

Name	Address

Martin O’Brien	Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

ARTICLE SIX

The directors shall have the power to adopt, amend or repeal Bylaws, except as may otherwise be provided for in the Bylaws.

ARTICLE SEVEN

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE EIGHT

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE NINE

Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Nine, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Nine shall be a contract right and, subject to Sections 2 and 5 of this Article Nine, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Nine or advance of expenses under Section 5 of this Article Nine shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Nine is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Nine shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Nonexclusivity of Article Nine. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Nine.

Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article Nine in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Nine and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 7. Contract Rights. The provisions of this Article Nine shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Nine and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article Nine or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8. Merger or Consolidation. For purposes of this Article Nine, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE TEN

The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL) the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article Ten shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit; provided further, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(a)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article Ten shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This Article Ten shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Ten becomes effective.

ARTICLE ELEVEN

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of November 2011.

/s/ Martin C. O’Brien
Martin C. O’Brien
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 01/12/2012
FILED 04:20 PM 01/12/2012
SRV 120043023 – 5065305 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TRINSEO MATERIALS FINANCE, INC.

Under Section 242 of the Delaware Corporation Law

Pursuant to Sections 242 of the General Corporation Law of the State of Delaware, the undersigned, being the President of Trinseo Materials Finance, Inc., a Delaware corporation (the “Corporation”) does hereby certify the following:

FIRST: The name of the Corporation is: Trinseo Materials Finance, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 14, 2011.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in (i) ARTICLE THREE and (ii) ARTICLE ELEVEN, relating to the purpose of the Corporation and the procedures for amending the Certificate of Incorporation of the Corporation, respectively. Accordingly, ARTICLE THREE of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

ARTICLE THREE

“The purpose of the Corporation is to co-issue with Trinseo Materials Operating S.C.A., a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Parent”), Senior Notes pursuant to the Senior Notes Indenture (each as defined in the Credit Agreement dated June 17, 2010 (as may be amended, restated, amended and restated, supplement or otherwise modified from time) among the Parent as borrower, the Guarantors (as defined therein) party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender (each as defined therein) and various lenders party thereto from time to time, the “Credit Agreement”). At all times that the Senior Notes remain outstanding and the Corporation is a co-issuer or issuer thereof, the Corporation (a) shall be a Restricted Subsidiary (as defined in the Credit Agreement) under the Credit Agreement, (b) shall not, at any time, own any assets (including cash, bank accounts or any other property), (c) shall not at any time, establish, create or acquire any subsidiary or otherwise own the capital stock of any person, or (d) shall not, without the prior written consent of the Required Lenders (as defined in the Credit Agreement) amend, modify or change this Article Three or Article Eleven of this Certificate of Incorporation.”

Further, ARTICLE ELEVEN of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

ARTICLE ELEVEN

“The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation; provided however, that at all times that the Senior Notes remain outstanding and the Corporation is a co-issuer or issuer thereof, the Required Lenders shall have consented to the amendment, modification, change or repeal of any provision contained in Article Three or this Article Eleven of this Certificate of Incorporation.”

FOURTH: The amendments to the Certificate of Incorporation of the Corporation affected hereby were approved by the Board of Directors of the Corporation and by the sole stockholder of the Corporation.

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IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 12 day of January 2012.

TRINSEO MATERIALS FINANCE, INC.

By:	/s/ Christopher D. Pappas

Name:	Christopher D. Pappas
Title:	President